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                                                                    EXHIBIT 10.1

                     AMENDMENT THREE TO THE FIRST AMENDED
                    UNIGRAPHICS SOLUTIONS INC. 401(K) PLAN

          WHEREAS, Unigraphics Solutions Inc. ("Company") previously adopted the First Amended Unigraphics Solutions Inc. 401(k) Plan ("Plan"); and

          WHEREAS, the Company reserved the right to amend the Plan in Section
16.1 thereof and delegated such authority to the Compensation Committee of the Board of Directors of the Company; and

          WHEREAS, effective as of December 31, 2000, the Company desires to amend the Plan to provide for an additional contribution to the Plan by the Company for fiscal year 2000;

          NOW, THEREFORE, effective December 31, 2000, the Plan is amended by adding a new Section 4.5A as follows:

     4.5A Additional Employer Contributions for 2000.

          The Employer shall make a contribution to the Plan for the Plan Year ended December 31, 2000, on behalf of each Employee described in Section 4.5A.1. in an amount determined and allocated in accordance with Section 4.5A.2. Such contributions shall be paid to the Trustee not later than the time prescribed by law for filing the Employer's federal income tax return for the taxable year with or within which such Plan Year ends, including any extensions thereof.

          4.5A.1 Eligibility.

                 Each individual who was an Employee on January 1, 2000 and continuously thereafter during the 2000 Plan Year including December 31, 2000 or, if earlier, (i) the date the Employee retired (as defined below);
     (ii) the date of the Employee's death or (iii) the date the Employee became disabled within the meaning of Section 8.2, shall receive the contribution described in this Section 4.5A. In addition, an individual who (a) terminated employment prior to January 1, 2000, at a time when he or she was an Employee, (b) was reemployed by the Employer as an Employee during the 2000 Plan Year and was granted an adjusted service date by Employer, and (c) was continuously employed after the date of his or her reemployment during the 2000 Plan Year including December 31, 2000, shall receive the contribution described in this Section 4.5A.

                 For purposes of this Section 4.5A, an individual shall be considered to have retired if he or she terminated employment during the Plan Year on or after (i) attaining age 55 and (ii) completing at least fifteen (15) continuous years of service with the Employer or its predecessors (Electronic Data Systems Corporation ("EDS") or McDonnell-Douglas Corporation ("MDC")) immediately prior to termination of employment with the Employer.

          4.5A.2. Contribution.

                 With respect to an Employee described in Section 4.5A.1, the Employer shall contribute an amount equal to the sum of such Employee's Base Credit, Excess Credit, Transition Credit, and Mid-Career Credit, as applicable. Such contribution shall be contributed to such Employee's Matching Contribution Account; provided that, a Matching Contribution Account shall be established for an Employee who has not previously been credited with matching contributions under the Plan.

                 (1) Base Credit. The Base Credit of an Employee age 49 or under as of December 31, 2000, shall be an amount equal to:

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                       (a) a percentage calculated by adding the sum of his or
                 her age plus Years of Service (including for this purpose service with MDC which was counted for benefit purposes under the EDS Retirement Plan) as of such date and dividing such sum by twenty-two (22), but in no event less than one and a half percent (1.5% or .015), multiplied by

                       (b) the Employee's Compensation for the Plan Year.

          The Base Credit of an Employee age 50 or older as of December 31, 2000, shall be an amount equal to:

                       (a) a percentage calculated by adding the sum of his or
                 her age plus Years of Service (including for this purpose service with MDC which was counted for benefit purposes under the EDS Retirement Plan) as of such date and dividing such sum by sixteen (16), multiplied by

                       (b) the Employee's Compensation for the Plan Year.

                 (2) Excess Credit. An Employee's Excess Credit, if any, shall be an amount equal to:

                       (a) the lesser of (i) such Employee's Base Credit or (ii)
                 five percent (5%), multiplied by

                       (b) the Employee's Compensation for the Plan Year in
                 excess of the Social Security Wage Base.

                 Social Security Wage Base shall mean the maximum annual wage base upon which Old-Age, Survivors, and Disability Insurance taxes are based during the Plan Year.

                 (3) Conversion Credit. If an Employee was employed with EDS or the Company on July 1, 1998, had attained at least age 44 as of such date and was fully vested under the EDS Retirement Plan as of such date, such Employee's Conversion Credit shall be an amount equal to:

                       (a) the sum of the Employee's Base Credit plus his or her
                 Excess Credit, if any, multiplied by

                       (b) the applicable percentage determined under the
                 following chart based on such Employee's age as of July 1, 1998:

                  Age                             Applicable %
                  ---                             ------------

                  44                              10
                  45                              20
                  46 to 56                        50
                  57 and over                     70

                 (4) Mid-Career Credit. If an Employee's age as of his or her Date of Employment, as defined in the EDS Retirement Plan, was greater than thirty-five (35), such Employee shall receive a Mid-Career Credit equal to:

                       (a) a percentage calculated by subtracting thirty-five
                 (35) from his or her age as of his or her Date of Employment, and dividing this number by sixteen (16), and multiplied by

                       (b) the Employee's Compensation for the Plan Year.

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